 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION

ANNOUNCES CONCLUSION OF STRATEGIC ALTERNATIVES REVIEW PROCESS

Calabasas, CA, January 30, 2018 – Unico American Corporation (NASDAQ: UNAM) (“Unico” or the “Company”) today announced its Board of Directors has concluded its previously announced formal review of strategic alternatives for the Company. Following a comprehensive process, the Board of Directors determined that it was in the best interests of the Company and its stockholders to execute on the Company’s existing business plans. In connection with the conclusion of its review, the Special Committee of the Board of Directors has informed its financial advisor that its engagement for such review has terminated.

About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s website at www.crusaderinsurance.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. These statements, which may be identified by words or phrases such as “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “will,” “may,” “likely,” “future,” “should,” “could,” and “would” and similar words, are intended to identify forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, trends in its businesses, or other characterizations of future events or circumstances are forward-looking statements.